Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-140860) pertaining to the Non-Qualified Stock Option Agreement (Time Based) and the Non-Qualified Stock Option Agreement (Performance Based) of Pier 1 Imports, Inc.,

(2)	Registration Statement (Form S-8 No. 333-135241) pertaining to the 2006 Stock Incentive Plan of Pier 1 Imports, Inc.,

(3)	Registration Statement (Form S-8 No. 333-118395) pertaining to the 1999 Stock Plan of Pier 1 Imports, Inc.,

(4)	Registration Statement (Form S-8 No. 333-167961) pertaining to the Stock Purchase Plan of Pier 1 Imports, Inc.,

(5)	Registration Statement (Form S-8 No. 333-13491) pertaining to the 1989 Employee Stock Option Plan of Pier 1 Imports, Inc., and

(6)	Registration Statement (Form S-3 No. 333-155680) of Pier 1 Imports, Inc.,

of our reports dated April 25, 2011, with respect to the consolidated financial statements of Pier 1 Imports, Inc. and the effectiveness of internal control over financial reporting of Pier 1 Imports, Inc. included in this Annual Report (Form 10-K) for the year ended February 26, 2011.

/s/ Ernst & Young LLP

Fort Worth, Texas

April 25, 2011